UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 30, 2019
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TRI Pointe Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-35796	61-1763235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 438-1400
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

TRI Pointe Group, Inc. (the “Company”) held its 2019 annual meeting of stockholders on April 30, 2019 (the “Annual Meeting”). A total of 133,996,166 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing more than 94% of the Company’s shares outstanding as of the March 1, 2019 record date. The matters submitted for a stockholder vote and the related results are set forth below.
Proposal No. 1—Election of seven nominees to serve as directors:

Director	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Douglas F. Bauer	128,793,885	765,728	49,622	4,386,931
Lawrence B. Burrows	128,589,063	969,594	50,578	4,386,931
Daniel S. Fulton	128,787,645	771,012	50,578	4,386,931
Vicki D. McWilliams	128,945,254	626,529	37,452	4,386,931
Steven J. Gilbert	106,547,477	23,010,997	50,761	4,386,931
Constance B. Moore	128,802,222	769,661	37,352	4,386,931
Thomas B. Rogers	128,583,130	975,844	50,261	4,386,931

Proposal No. 2—Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

Votes For	Votes Against	Votes Abstained
133,153,305	773,070	69,791
Based on the foregoing votes, all seven nominees were elected and Proposal No. 2 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI Pointe Group, Inc.

Date: May 1, 2019	By:	/s/ David C. Lee
David C. Lee, Vice President, General Counsel and Secretary